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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our report dated April 30, 1999, included in this Form 11-K, into the Company's previously filed Registration Statement File No. 333-15107.


/s/ Arthur Andersen LLP

Jacksonville, Florida
June 22, 1999